CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Shmuel Ulano, the President, Chief Executive Officer and Chief Financial Officer of Power Gala Corp, hereby certify, that, to my knowledge:

1.	The Annual Report on Form 10-K for the year ending December 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-K for the year ending December 31, 2014, fairly presents, in all material respects, the financial condition and results of operations of Power Gala Corp.

Date: March 31, 2015

POWER GALA CORP.

By: /s/ Shmuel Ulano
Shmuel Ulano Chief Executive Officer and Chief Financial Officer